UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________

FORM 8-K
__________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2011

__________

VARCA VENTURES, INC.
(Exact name of registrant as specified in its charter)
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Nevada	333-166548	98-0658381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
__________

1630 Ringling Blvd., Sarasota, Florida 34236
(Address of principal executive offices) (Zip Code)

(941) 951-0787
(Registrant's telephone number, including area code)

23 Kincora Grove NW, Calgary, Alberta, Canada T3R 0A4
(Former Name or Former Address, if Changed Since Last Report)

Copies of all communications to:
Jeffery A. Bahnsen, Esq.
Greenberg Traurig, P.A.
5100 Town Center Circle, Suite 400
Boca Raton, Florida 33486
(561) 955-7650
Fax (561) 367-6250
__________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the disclosures in accordance with Form 10, contain "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, or the "PSLRA". Forward-looking statements include statements about our expectations, beliefs or intentions regarding our product development efforts, business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements.

Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption "Risk Factors" in Item 1A of these Form 10 disclosures, some of which are briefly listed below. Other factors besides those listed there also could adversely affect us.

Any or all of our forward-looking statements in this Current Report on Form 8-K may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this Current Report on Form 8-K will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance.

Risks and uncertainties, the occurrence of which could adversely affect our business, include the following:

•	our ability to obtain regulatory approval to commence operations and our ability to comply with ongoing regulation of our business;

•	our estimates regarding anticipated operating losses, future revenue, expenses, capital requirements, liquidity and our need to raise additional financing;

•	our ability to comply with industry standards in regulatory compliance matters;

•	the existence of commercially exploitable ore on any properties we lease or own;

•	our ability to control our costs and achieve profitability;

•	our ability to attract and retain a qualified management team, as well as other qualified personnel and advisors;

•	our management team's ability to accommodate growth and manage a larger organization;

•	because our common stock may be a "penny stock," it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected;

•	our ability to conclude that we have effective disclosure controls and procedures; and

•	our ability to comply with corporate governance programs and with changing regulations concerning corporate governance and public disclosure.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure set forth under Item 2.01 to this Current Report on Form 8-K is incorporated by reference.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 7, 2011, the registrant Varca Ventures, Inc. ("Varca") completed a share exchange transaction (the "Share Exchange") with Wildcat Mining Corporation, a privately held company incorporated in the State of Nevada ("Wildcat") pursuant to a Share Exchange Agreement, dated as of October 7, 2011, by and among Varca, Wildcat and the stockholders of Wildcat (the "Share Exchange Agreement").  Unless otherwise indicated, or the context otherwise requires, the term "we," "us," "our" or "the Company" refer to Varca and its wholly-owned subsidiary, Wildcat, and their respective businesses following completion of the Share Exchange.

Under the terms of the Share Exchange Agreement, Varca acquired all of the issued and outstanding stock of Wildcat in exchange for 63,215,114 shares of common stock of Varca, and Wildcat became a wholly-owned subsidiary of Varca. At the closing of the Share Exchange, each issued and outstanding share of common stock of Wildcat, par value $.001 per share, was converted into and exchanged for the right to receive one share of common stock of Varca, par value $.0001 per share. There were no shares of preferred stock or stock options issued and outstanding by Wildcat as of the closing of the Share Exchange. Immediately prior to the Share Exchange, Varca had 13,600,000 shares of common stock issued and outstanding. Simultaneously with the closing of the Share Exchange, Mr. Nadeem Lila, Varca's sole officer and director, surrendered 8,000,000 shares of Varca's common stock to Varca for cancellation. After giving effect to the Share Exchange, there are 68,815,114 issued and outstanding shares of Varca's common stock, of which the former stockholders of Wildcat own approximately 92%.  Each holder of a share of common stock of Varca is entitled to one vote per share.

The shares of Varca's common stock issued to Wildcat's stockholders as part of the Share Exchange were not registered under the Securities Act of 1933, as amended (the "Securities Act").  These shares may not be sold or offered for sale except as permitted under Rule 144 or another exception promulgated under the Securities Act.  Prior to the Share Exchange, Varca was a publicly traded shell company and as such, shares of Varca's common stock issued to Wildcat's stockholders as part of the Share Exchange are not eligible for resale under the Securities Act without registration, for a period of at least one year following the filing of this Current Report on Form 8-K.

Upon the closing of the Share Exchange, Mr. Nadeem Lila, Varca's sole officer and director prior to the Share Exchange, resigned from each of his positions effective immediately.  Following Mr. Lila's resignation and pursuant to the Share Exchange Agreement, Roger Tichenor was appointed Chief Executive Officer of Varca, Randall Oser was appointed President of Varca and Paul Serluco was appointed Chief Financial Officer of Varca.  Upon the closing of the Share Exchange, the Board of Directors of Varca (the "Board") consists of four members, Mr. Tichenor, Mr. Oser, James Cerna and James M. Clements. As a result of the Share Exchange, Varca is now headquartered in Sarasota, Florida.

The summary discussion of material terms of the Share Exchange Agreement set forth above does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Share Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1, and is incorporated herein by reference.

For accounting purposes, the Share Exchange has been accounted for as a reverse acquisition under the purchase method for business combinations, and accordingly the Share Exchange has been treated as a recapitalization of Varca, with Wildcat as the accounting acquirer. Consequently, the historical financial statements of Wildcat are now the historical financial statements of Varca.  The financial statements of Wildcat are set forth in item 9.01(a) of this Current Report on Form 8-K. For pro forma financial information, see item 9.01(b) of this Current Report on Form 8-K.

Subsequent to the Share Exchange, we ceased being a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Item 2.01(f) of Form 8-K states that if the registrant was a shell company then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act. Accordingly, we are providing information that would be included in a Form 10 had we been required to file such form. Information in response to this Item 2.01 below is keyed to the item numbers of Form 10.

Please note that, except where otherwise indicated, the information provided below relates to the combined business of Varca and Wildcat following completion of the Share Exchange.

FORM 10 DISCLOSURES

ITEM 1.  BUSINESS.

Corporate History of Varca

Varca was incorporated in the State of Nevada on January 19, 2010, and is a mining exploration stage company engaged in the acquisition and exploration of mineral properties. We have staked a mining claim on certain property covering 357 hectares (882.6 acres) located in the Similkameen Mining Division of British Columbia, Canada. This property consists of one claim held by Iqbal Boga, as trustee, under a Declaration of Trust dated February 2, 2010 in favor of Varca and is located about 140 km east of Vancouver and 23 km east-northeast of Hope, south central British Columbia.  We refer to this mining claim as the "Varca Property" or the "Varca Claim" throughout this Current Report on Form 8-K. We paid $300 to acquire the Varca Claim. We are presently in the exploration stage at the Varca Property, and have not generated revenue from mining operations.

We received funding of $50,000 through the sale of common stock to our sole officer and director and other various stockholders for the purchase of 6,800,000 shares of our common stock (representing 13,600,000 shares as a result of the 2-for-1 forward split effectuated on July 29, 2011) at approximately $0.0074 per share. Our financial statements from inception (January 19, 2010) through June 30, 2011 report no revenues and a net loss of $30,531. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Since purchasing the Varca Claim, we have not commenced any exploration activities on the Varca Claim other than completing a technical report at a cost of $3,150. We plan to explore for minerals on the Varca Property. The Varca Property may not contain any mineral reserves and funds that we spend on exploration may be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will be required to expend substantial funds to bring any claims to production.

Corporate History of Wildcat

Wildcat was incorporated in the State of Nevada on October 5, 2005 as a mining exploration stage company engaged in the acquisition and exploration of mineral properties. We currently own and lease several patented lode mining claims located in La Plata County, Colorado. The mining claims do not contain any known reserves.

We received initial funding of $1,000 through the sale of common stock to James M. Clements, our founder former president and current director, who purchased 1,000,000 shares of common stock at $0.001 per share on October 10, 2005. After the initial funding, we have received additional funding of $3,691,620 through contributions of capital from, or the sale of common stock and debt convertible into common stock to, our officers, directors and various other stockholders. We have not earned any revenues to date, and have accumulated losses of $4,389,019 from date of inception to August 31, 2011. Our independent auditor has issued an audit opinion on our financial statements for the year ended February 28, 2011, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposits exist on our property, or, if such mineral deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mining claims possess reserves. If our claims do not contain any reserves, all funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a reserve.

Acquisition of the Properties

We own 15 patented lode mining claims located in La Plata County, Colorado and referred to as the "Idaho Property." The Idaho Property covers approximately 141.5 acres and is improved with a mill. Mr. James M. Clements, our founder, has subsequently deeded the Idaho Property to us, and we have assumed his obligations under a promissory note he executed in connection with his acquisition of the property. The note, secured by a Deed of Trust, has an outstanding principal sum of $425,000, payable in full as a balloon payment in February 2014. We are required to pay monthly interest until maturity in the amount of approximately $2,800. In connection with the acquisition of the Idaho Property, we granted Aaron and Sharon Taylor ("Grantees") an access and use easement to the Idaho Property for recreational purposes. The easement expires upon the fifth anniversary of the date of death of the last surviving of the Grantees. We also granted Grantees a perpetual non-participating production royalty deed on all of the metallic and non-metallic minerals of every kind and character produced from the Idaho Property.  The royalty is 3.5% of our net smelter returns and 7.0% of the net proceeds we receive upon any sale of minerals in raw form other than to a smelter or processing facility.

We entered into a mining lease on June 1, 2006 with Fairview Land Company to explore, develop and conduct mining operations on 12 patented lode mining claims located adjacent to the Idaho Property in La Plata County, Colorado and referred to as the "May Day Property." The Idaho Property and May Day Property are collectively referred to as the "Properties." Our leasehold interest is in patented lode mining claims located on property covering approximately 151 acres and is for a period of ten years, and for so long thereafter as mining, production and/or development are being conducted for at least one day every year after the initial ten year term.

The following is a summary of the material provisions of the May Day Property lease:

Advance minimum royalties of $5,000 are due on each anniversary of the lease.

During the term of the lease, the lessor will receive a production royalty, after all advance royalty payments have been recaptured, of between 5% - 9.5% of our net smelter returns depending on the price of gold.  At the current price of gold, we would have to pay royalties of 9.5% to the lessor.

We are obligated to expend at least $15,000 towards costs for exploration, development, mining or related operations applicable to the property during the sixth year of the lease, $20,000 during the seventh year of the lease and $30,000 during each subsequent year of the lease. The excess of expenditures in one year can be carried forward to meet subsequent years obligations.

We are obligated to pay real estate and personal property taxes related to the property and on any improvements we place on the property during the term of the lease.

We have the right to terminate the lease at any time upon 90 days written notice.

Location, History and Geology of the Properties

Location and Access

The Properties are located in the California Mining District on the southern slope of the La Plata Mountains in La Plata County, Colorado, approximately four miles north of Hesperus, Colorado and approximately 15 miles west of Durango, Colorado.  The Properties can be reached by taking State Road 160 west from Durango approximately 12 miles, turning north on County Road 124 and traveling approximately three miles to the entrance to the dirt access road on the right. Until we receive the required permits from the appropriate governmental bodies, any mining related use of the access road is prohibited.

History

The Idaho Property vein was discovered in 1902.  In 1907 the Valley View Gold Mining Company began producing ore on a large scale until about 1916. Thereafter, the property was operated by various groups of lessees until it was acquired in 1933 by the La Plata Mountains Gold Mines Company.  All mining ceased in October 1942 pursuant the War Production Board Limitation Order L-208, which classified gold production as non-essential and directed all but the smallest of gold mines to shut down so their labor force could be used elsewhere to support the war effort. The property was owned and operated by several people from the mid-1970's until Mr. Clements purchased the property in 2006.

The May Day Property vein was discovered on the first of May, 1903, and put into production the same year by the May Day Gold Mining and Milling Company, which operated the mine until 1920.  Thereafter, the property was leased to several different lessees and was actively mined until 1942 when all mining ceased pursuant the War Production Board Limitation Order L-208. The mine sat idle until it was leased in the early 1960's to the Ferris Brothers, who opened the #1, #2 and #3 levels and completed both surface and underground exploration drilling. They quit operations by the mid-1970's. The property was then leased to several different operators until we entered into our current lease on the property. The May Day Property is still owned by the heirs of the person who purchased the initial discovery claim and opened the May Day Property mine in 1903.

Geology

Precious metal veins on the Properties are largely hosted within a section of sedimentary rocks of Mesozoic age. Six sedimentary rock units of Triassic and Jurassic age have been intruded by late Cretaceous to Paleocene porphriytic igneous dikes.

The lowermost unit, the upper Triassic Dolores formation consists of soft red beds, dominantly mudstone with distinct limestone conglomerates.  The Dolores formation ranges from 400 to 700 feet thick and is a non productive ore host unit.

The Jurassic Entrada sandstone is one of the most distinctive and easily recognized rock units in the California Mining District and is a favorable ore host in several deposits.  The formation in the vicinity of the Properties ranges in thickness from 150 to 225 feet.  The Entrada consists of light-colored massive to strikingly cross-bedded sandstone made up of relatively coarse, well-rounded, glassy quartz grains with finer quartz grains filling the interstices; calcareous cement is common.

The Jurassic Wanakah formation contains two members: the Pony Express limestone and an overlying thicker marl member. A thin sandstone, the Bilk Creek sandstone, occurs locally between the Pony Express and the marl member.  The Pony Express limestone formation is rarely greater than 20 feet thick.  The Pony Express limestone member is a thin unit of dark-blue to gray to black relatively pure limestone.  The Bilk Creek sandstone, where present, consists of sandstone, generally about 20 feet thick, with horizontal and locally nodular bedding.  The marl member of the Wanakah formation is 25-200 feet thick and consists of slightly pink to green-gray marl, mudstone, and sandstone in lenticular beds.

The Morrison formation (Jm) consists of an upper member, the Brushy Creek member, and a lower member of the Salt Wash formation.  The Brushy Creek member is chiefly a greenish-gray bentonitic mudstone and claystone.  The Salt Wash member is mainly light-gray fine to medium-grained sandstone interbedded with thin beds of green-gray mudstone.  The unit is 350 to 400 feet thick and does not host gold.

The Stratigraphic sequence was intruded by dikes and sills of diorite to monzonite porphyry of variable texture, but always marked by phenocyrsts of white feldspar and dark-green to black hornblende. The porphyry intrusions throughout the La Plata Mountains are of highly irregular form generally described as dikes, sills, small laccoliths, and small stocks.

Regulatory Requirements

The laws, rules and regulations we are subject to include, but are not limited to, the laws of the State of Colorado, including but not limited to the regulations and permits promulgated or issued by the State of Colorado, Department of Natural Resources, Division of Reclamation, Mining and Safety ("CDRMS"), and the Department of Public Health and Environment ("CDPHE"), as well the laws of the United States, including but not limited to the regulations and permits promulgated or issued by the U.S. Environmental Protection Agency ("EPA"), the U.S. Army Corps of Engineers (the "Corps"), the U.S. Forest Service ("USFS") and the U.S. Mine Safety and Health Administration ("MSHA"), as well as the ordinances of La Plata County, Colorado, as we carry out our exploration program.

We have received required permits and approvals from the Corps for impacts to adjacent wetlands during construction activities associated with improvements to the primary access road to the Properties and from the USFS for temporary use of a USFS road to access the Properties during the permitting process.  We have received one permit from CDPHE relating to storm water discharge, and are awaiting approval on modification of a previously issued storm water discharge permit to reflect our currently proposed mining activities.  We are exempt from CDPHE air permitting requirements since any milling will be conducted underground, and emission controls will be in place.

We have a historic permit for the May Day Property.  Initially, we sought to amend our historic permit to allow for renewed mining activities on the May Day Property.  We also filed a permit to allow for renewed mining activities on the Idaho Property.  CDRMS denied our initial application for renewed mining activities on the Idaho Property, and we appealed this denial.  We then entered into a stipulation with CDRMS pursuant to which we withdrew our appeal of the Idaho Property permit application and our pending application for the May Day Property, in exchange for CDRMS agreeing to consider a more complex Section 112d mining permit which includes both the May Day Property and the Idaho Property (the "Mining Permit"). We have filed our application for the Mining Permit. CDRMS has deemed it complete and has accepted the application for filing. CDRMS performed an adequacy review of the application to determine whether it met the requirements of the Colorado Mined Land Reclamation Act, the CDRMS Mining Regulations, and other laws. CDRMS has completed its review and has made a recommendation that the Mining Permit application be approved with conditions, despite objections to the Mining Permit application from certain neighbors and other parties. Ultimately, the Mining Permit application will be approved, approved with conditions or denied by the Colorado Mined Land Reclamation Board ("Mining Board") after a formal hearing scheduled to occur November 9, 2011. There are no guarantees whether the Mining Board will approve the Mining Permit application.

In addition to the Mining Permit application, we also filed an application with La Plata County for a Class II Land Use Permit.  The La Plata County Planning Department will recommend approval, approval with conditions or denial of this permit to the La Plata County Planning Commission.  The La Plata County Planning Commission will approve, approve with conditions or deny the application, which will then be presented to the La Plata County Board of Commissioners for final approval, approval with conditions or denial. Again, there are no guarantees whether the La Plata County Board of Commissioners will approve the land use permit application.

Water and Power

Pursuant to the May Day Property lease, we have well access to groundwater at a consumptive use rate of 40 gallons per minute for use in mining, milling and industrial activities on the May Day Property.   We have also been granted a water right from the Colorado Division of Water Resources ("CDWR") for the conditional use of one cubic foot per second (capped at 12 acre feet per year) in mining, milling and industrial activities on the Properties. We have also applied for a water well permit from CDWR for production and support of the augmentation requirements relative to our water rights. CDWR has deemed our water permit application complete, has accepted it for filing and is currently processing it.

The La Plata Electric Association provides electric power to adjacent properties via overhead utility lines along County Road 124. We have not yet contacted the utility regarding the estimated cost to run power lines from County Road 124 to our mill operations. Until a permanent power source is provided, we intend to install diesel powered generators sufficient to provide the power necessary to operate our facilities on the Properties. We will install a 250 gallon diesel fuel tank which we estimate will permit a running time of approximately two weeks before refilling is required.

Present Condition of the Properties

The Properties are without known reserves, and our proposed mining program is exploratory in nature.

Currently there are five outstanding notice of violations and a cease of desist order placed on the Properties.  Two notice of violations are related to mining without a permit, two notice of violations are related to violations of the Clean Water Act, and one notice of violation is related to constructing a mill without a permit. We are working with CDRMS to resolve all of these violations in connection with obtaining the Mining Permit.

The Properties consist of a contiguous claim block with three mine benches and two mine entrances. The May Day Property contains a mill that was installed in 2009 at a cost of approximately $250,000. The mill is located near a portal that collapsed in 2010. We do not know the extent of the damage to the mill, if any. After we repair the collapsed portal, and repair any damage to the mill and equipment, we intend to invest approximately $300,000 in 2012 retrofitting the mill. Prior to the collapse, the estimated value of the mill and mine equipment on the Properties was $250,000.

Upon conditional approval of the Mining Permit by the Mining Board, we intend to initiate the following preliminary construction and reclamation activities to resolve the conditions for approval imposed by CDRMS.  We estimate that the following activities will take us six to nine months to complete, and cost approximately $500,000.

Construct new staging areas and the base of operation
Perform repairs and maintenance on existing access roads
Implement the storm water management plan
Repair collapsed May Day No 1. portal and complete May Day No. 2 drainage plan
Implement the environmental protection plan
Stabilize and complete the drainage plan for the chief portal
Retrofit the mill
Relocate current ore stockpiles to May Day No 1. adit or haul offsite for processing
Construct augmentation pond, if required
Complete required channel reclamation activities

After completing the preliminary construction and reclamation activities in accordance with all applicable governmental rules and regulations, we will commence a mill optimization phase prior to commencing any mining activities on the Properties.

Plan of Exploration

We intend to begin exploration activities on our Properties in 2012, provided we obtain additional loans or equity funding to do so. Our plan of exploration is designed to explore and evaluate the Properties in an economically efficient manner. Initially, the Properties will be geologically mapped and samples collected and assayed.  This mapping will emphasize vein intensity, rock type, and alteration. In addition to the mapping, limited ground magnetic surveys may be run to help identify any geophysical anomalies. The results of this initial work will guide follow-up geophysics and/or drilling.

To date, we have not conducted exploration drilling, though future plans anticipate drilling 11 holes to an average depth of 800 feet. As soon as access is gained to the underground mines, we intend to commence an underground coring program whereby we will explore the main stope of an area known as May Day No. 1.

Several sampling methods will be employed during exploration.  Channel and bulk samples will be obtained from the main stope of an area known as May Day No. 1. Several blocks of ore will be sampled using underground core rigs and when surface exploration activities are approved, four exploration holes will be drilled to analyze a couple veins located on the May Day Property known as the Brooklyn Vein and the Valley View Vein.

Samples will be logged, cataloged and archive by a certified geologist. Core and bulk samples will be analyzed for gold, silver, tellurium and other analytes required by law. Samples will be analyzed by a registered and reputable laboratory and when necessary a sample split will be analyzed by a third party laboratory in accordance with our quality control and assurance procedures. Exploration data will be posted to a relational data management system to generate a mine and mineral three dimensional block model. Data to be stored includes geologic logs, descriptions, depths, fractures, faults, joints, mineralogy, XRF, and geochemical data. This will enable us to generate various reports and maps showing geologic structure, ore reserves, and host rock geochemical and geotechnical characterization data.

We intend to explore and develop the Properties ourselves, although our plans could change depending on the terms and availability of financing and the terms or merits of any joint venture proposals.

Climate and Terrain

The Properties are located in the Little Deadwood Gulch drainage of San Juan National Forest. The climate in this portion of the central Rocky Mountains in southwestern Colorado can be variable with notable differences in microclimate due to slope, aspect, and elevation.

Typical mid-summer afternoon temperatures are in the upper 70oF, with nighttime around 40oF.  Conversely, the wintertime high temperatures are around 40oF, with nighttime in the low 10oF. In general, since temperatures decrease with an elevation increase in mountainous terrain, the lower portion of the site may be cooler than the higher locations.  Summer afternoon temperatures can decrease about 4o to 5oF per 1,000 ft.

The average annual precipitation for this area is 18 in.  This tends to be received throughout the year with most months receiving at or greater than 1 in of rain or water equivalent as snow. Late summer through early fall receives the most moisture with July and August typically getting over 2 in.  On average, rainfall is lightest in midsummer, with June being the driest month.  Deviations from these averages are high both within months and between years.

Winter precipitation generally falls as snow from October through April.  The mean annual snowfall for this area over the last 50 years has been 80 in with over 15 in per month falling between December and February. A portion of this snow melts during the warmer days; however, some snow accumulates without melting during midwinter, particularly in north-facing, shaded and level areas. This accumulation and melt results in an average on ground snow depth of 12 to 15 in during January and February. The remainder of the snow melts during May and June resulting in water run-off. All climate data is from the Fort Lewis, Colorado weather station as reported by the High Plains Regional Climate Center in Lincoln, Nebraska.

The La Plata Mountains are extremely rugged mountains, rising from the surrounding plane at about 7,000 ft to peaks above 13,000 ft. The Properties are situated at the margin of this range, with the principal mine entrances at elevations between 8,900 and 9,400 ft and the Idaho Property mill at an elevation of 8,871 ft. Both are situated on a moderate slope, well above the valley floor of the La Plata River. The mine portals and mill are away from the danger of avalanches, which plague the upper reaches of the La Plata River valley.

Employees

As of October 31, 2011, we have three employees, all of whom are full-time.  None of our employees is subject to any collective bargaining agreements.  We believe that our relationship with our employees is good.

ITEM 1A.  RISK FACTORS.

This section sets forth certain of the material risks faced by the Company. You should carefully consider the risks described below in conjunction with the other information in this Current Report on Form 8-K and related financial statements. These risks are not the only risks we face. Our business, financial condition and results of operations could be harmed by any of the following risks or by other risks identified throughout this Current Report on Form 8-K, or by other risks that have not been identified or that we may believe are immaterial or unlikely.

Risks Related to the Company, Industry and Financial Results

We have no proven or probable reserves, and we may never find commercially viable reserves.

The Properties do not have any proven or probable reserves.  A "reserve," as defined by the U. S. Securities and Exchange Commission (the "SEC"), is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced. We have not carried out any feasibility study with regard to the Properties. As a result, we currently have no reserves and there are no assurances that the Properties contain any reserves.

Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. We cannot assure you that any future mineral exploration and development activities will result in any discoveries of proven or probable reserves as defined by the SEC since such discoveries are remote. Further, we cannot provide any assurance that even if we discover commercial quantities of mineralization, it will be brought into commercial production. Development of our Properties will follow only upon obtaining sufficient funding and satisfactory exploration results.

We are an exploration stage company, but have not yet commenced exploration activities on our Properties.  We expect to incur operating losses for the foreseeable future.

Since inception, we have been involved primarily in acquiring mineral claims. We have not commenced mill production or rehabilitation of the mine workings or equipment for either the Idaho Property or the May Day Property.  Furthermore, it will take us approximately 180 days to get the May Day Property mill operational due to the cave-in which occurred in the first quarter of 2010. We have not commenced exploration on either of the Properties to determine if there are any proven or probable reserves. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this Current Report on Form 8-K. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the Properties that we plan to undertake. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if mineral production is not forthcoming from the Properties, we will not be able to continue business operations. We have no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Without additional funding, which we may not be able to obtain, we will be unable to implement our business plan.

We are an exploration stage company with no revenues or operating activities. Our operations to date have consumed substantial capital resources and our current operating funds are less than necessary to complete our intended exploration program on the Properties; as of the date of this Current Report on Form 8-K, we had cash in the amount of approximately $652,325.  We will need additional funds to complete our business plan; without it our business will likely fail. If we raise additional funds through equity or debt financings to finance our future operations, any equity financings could result in dilution to our stockholders and debt financing would result in increased interest expense. Furthermore, any financing, if available, may be on unfavorable terms.

We have yet to earn revenue and our ability to sustain our operations is dependent on our ability to raise money. As a result, our auditor has expressed substantial doubt about our ability to continue as a going concern.

Wildcat has accumulated losses of $4,389,019 for the period from its inception to August 31, 2011, and has no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the exploration and mining of our mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern.  Our independent auditor has issued an audit opinion on our financial statements for the year ended February 28, 2011, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Such an opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our auditor's opinion when determining if an investment in us is appropriate for you.

Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations.

Our operations, including our planned exploration activities, on the Properties require permits from the state and federal governments. We may be unable to obtain these permits in a timely manner, on reasonable terms, or at all.  If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of the Properties will be adversely affected.

Our production capability with respect to the Properties could be limited by financial and market factors.

Mineral exploration is highly speculative. It involves many risks and is often non-productive. Even if we are able to confirm reserves on the Properties, our production capability will be subject to further risks including:

-    The costs of bringing the Properties into production including obtaining necessary permits, exploration work, preparation of production feasibility studies, and construction of production facilities, including the rehabilitation of the existing  mines and mill site, all of which we have not budgeted for;
-    The availability and costs of financing;
-    The ongoing costs of production; and
-    Risks related to compliance with environmental laws and regulations and related restraints.

The marketability of any minerals discovered may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the lack of smelting facilities interested in purchasing ore mined on the Properties, and other factors such as government regulations, including regulations relating to allowable production, the importing and exporting of minerals, and environmental protection.

Given the above noted risks, the chances of us finding and commercially exploiting sufficient reserves on our Properties are remote and funds expended on exploration will likely be lost.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

You should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the Properties that we plan to undertake. These potential problems include, but are not limited to, encountering unusual or unexpected rock formations, formation pressures, fires, power outages, labor disruptions, inability to locate experienced mining staff, flooding, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor, as well as other unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Most exploration projects do not result in the discovery of commercially mineable mineral deposits. Problems such as unusual or unexpected formations and other conditions are common to mineral exploration activities and often result in unsuccessful exploration efforts. If the results of our exploration program do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration. Our ability to acquire additional claims will be dependent upon our possessing adequate capital resources when needed. If no funding is available, we may be forced to abandon our operations.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, fires, flooding, landslides, cave-ins and environmental and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no insurance to cover against these hazards. The payment of such liabilities may result in our inability to complete our planned exploration program and/or obtain additional financing to fund our exploration program and could reduce or eliminate any future profitability, resulting in increasing costs and a decline in the value of the shares of our Securities.

The Properties are subject to royalties on production.

As part of the May Day Property lease, Wildcat granted lessor royalties of 5% - 9.5% of net smelter returns depending on the price of gold.  At the current price of gold, we would have to pay royalties of 9.5% to the lessor. In connection with the purchase of the Idaho Property, Wildcat granted Grantees royalties of 3.5% of net smelter returns and 7.0% of the net proceeds we receive upon any sale of minerals in raw form other than to a smelter or processing facility. Wildcat also granted the investors in a private offering of its common stock completed immediately prior to the Share Exchange a royalty of 3% of any net proceeds received from selling or processing ore that has been previously mined and stockpiled above ground on the Properties. In addition, historical royalties may be asserted by third-parties which are currently unknown to us.

Because our officers and/or directors do not have any formal training specific to the technicalities of mineral exploration and mining, there is a higher risk our business will fail.

Other than Randall Oser, who has a B.S. in Geology, no member of the Board nor any officers have any formal training in the technical aspects of mineral exploration and underground mining or the management of a mineral exploration company. With no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. We rely on the opinions of consulting geologists that we retain from time to time for specific exploration projects or property reviews.  As a result of management's inexperience, we face a greater risk of being unable to achieve profitability or complete our business plan.

Fluctuating gold, metal and mineral prices could negatively impact our business plan.

The potential for profitability of our gold and other metal and mineral mining operations and the value of any mining properties we may acquire will be directly related to the market price of gold and the metals and minerals that we mine. Historically, gold and other mineral prices have widely fluctuated, and are influenced by a wide variety of factors, including inflation, currency fluctuations, regional and global demand and political and economic conditions.  Fluctuations in the price of gold and other minerals that we mine may have a significant influence on the market price of our common stock and a prolonged decline in these prices will have a negative effect on our results of operations and financial condition.

Mining accidents or other material adverse events at our mining locations may reduce our production levels.

If we commence mining activities at any one of our mines, production may fall below estimated levels as a result of mining accidents, such as a pit wall failure in an open pit mine, or cave-ins or flooding at underground mines.  In addition, production may be unexpectedly reduced at a location if, during the course of mining, unfavorable ground conditions or seismic activity are encountered; ore grades are lower than expected; the physical or metallurgical characteristics of the ore are less amenable to mining or treatment than expected; or our equipment, processes or facilities fail to operate properly or as expected.

As we undertake exploration of our mining claims, we will be subject to compliance with governmental laws, rules and regulations that materially restrict mineral exploration, and may increase the anticipated timing and cost of our exploration program.

We are subject to numerous laws, rules and regulations promulgated by agencies and departments of the United States, the State of Colorado as well as La Plata County, Colorado as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. We may also be subject to enforcement for alleged violations of these and other federal, state and local laws, regulations and ordinances.  If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

(a)	Water discharge will have to meet drinking water standards;
(b)	Dust generation will have to be minimal or otherwise abated;
(c)	Mining rock disposed on the surface will have to be re-contoured and re-vegetated with natural vegetation;
(d)	An assessment of all material to be left on the surface will need to be environmentally benign;
(e)	Ground water will have to be monitored for any potential contaminants;
(f)	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be mitigated; and
(g)	There may have to be an impact report of certain aspects of the work on the local fauna and flora including a study of potentially endangered species.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. If remediation costs exceed our cash reserves we may be unable to complete our exploration program and have to abandon our operations.

In addition, our operations may be subject to new environmental regulations promulgated by government agencies from time to time. Environmental legislation provides for or could provide for financial assurance or certain restrictions and prohibitions on spills and release or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas which would result in environmental pollution. A breach of such legislation may result in the imposition of fines and penalties, or certain additional permitting or compliance obligations.  Environmental legislation is evolving in such a way that standards, enforcement, fines and penalties for non-compliance are tending to become more stringent. Furthermore, certain types of operations require the submission and approval of environmental impact assessments. Environmental impact assessments of proposed projects carry a heightened degree of responsibility for the Company and our directors, officers and consultants.

There can be no assurance that we will be able to obtain all necessary licenses and permits that may be required to conduct exploration, development and mining operations on the Properties.

CDRMS has completed its review of the Mining Permit application and has made a recommendation to the Mining Board that the Mining Permit application be approved with conditions, despite objections to the Mining Permit application from certain neighbors and other parties. Ultimately, the Mining Permit application will be approved, approved with conditions or denied by the Mining Board after a formal hearing scheduled to occur November 9, 2011. There are no guarantees whether the Mining Board will approve the Mining Permit application.

In addition to the Mining Permit, we also filed an application with La Plata County for a Class II Land Use Permit.  The La Plata County Planning Department will recommend approval, approval with conditions or denial of this permit to the La Plata County Planning Commission.  The La Plata County Planning Commission will approve, approve with conditions or deny the application, which will then be presented to the La Plata County Board of Commissioners for final approval, approval with conditions or denial.  Again, there are no guarantees whether the La Plata County Board of Commissioners will approve the land use permit application.  Furthermore, we are also awaiting approval of a permit from CDPHE for metal mining storm water discharges, and there is no guarantee this permit will be approved.

Because we have not yet surveyed the Properties, we may discover mineralization on our claims that is not within our claim boundaries.

We have not conducted a title search of the patented mining claims, nor have we surveyed the boundaries of the Properties.  Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the claims' boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

We can provide no assurance that we will be able to successfully advance the mineral claims into commercial production, if we discover commercial reserves of precious metals on our Properties.

If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose any investment you make in this offering.  Furthermore, the most likely source of future funds is through the sale of equity capital. Any sale of share capital to raise operating funds will result in dilution to existing stockholders.

If access to our mineral claims is restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

It is possible that snow or rain could cause the mining roads providing access to our claims to become impassable.  If the roads are impassable we would be delayed in our exploration timetable.

Based on consumer demand, the growth and demand for any ore we may recover from our claims may be slowed, resulting in reduced revenues to the Company.

We can provide no assurance that we will successfully mine commercial quantities of ore or ore of commercial quality.  Even if we do produce sufficient quantity or quality of ore, we can provide no assurance that a ready market will exist for such ore.  Numerous factors beyond our control may affect the marketability of the ore, such as market fluctuations; the proximity and capacity of natural resource markets and processing equipment; and government regulations, including government regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

If we fail to make required expenditures, we could lose our rights to the May Day Property.

The May Day Property lease continues after the initial ten year term for so long thereafter as mining, production and/or development are being conducted for at least one day every year.  In addition, starting in June 2011, we are obligated to expend at least $15,000 towards costs for exploration, development, mining or related operations applicable to the May Day Property during the sixth year of the lease, $20,000 during the seventh year of the lease and $30,000 during each subsequent year of the lease. The excess of expenditures in one year can be carried forward to meet subsequent years obligations.  Failure to make the required levels of expenditures could result in a forfeiture of the right to mine the May Day Property.

Our industry is highly competitive, attractive mineral lands are scarce and we may not be able to obtain quality properties.

We compete with many companies in the mining industry, including large, established mining companies with capabilities, personnel and financial resources that far exceed our limited resources. In addition, there is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in the United States, and other areas where we may conduct exploration activities.  We are at a competitive disadvantage in acquiring mineral properties, since we compete with these larger individuals and companies, many of which have greater financial resources and larger technical staffs.  Likewise, our competition extends to locating and employing competent personnel and contractors to prospect, develop and operate mining properties.  Many of our competitors can offer attractive compensation packages that we may not be able to meet.  Such competition may result in our company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties.  Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business.

Risks Related to Ownership of Our Common Stock

Currently, there is no public market for our securities, and we cannot assure you that any public market will ever develop and it is likely to be subject to significant price fluctuations.

On November 1, 2010, our common stock was approved for trading on the over-the-counter bulletin board (the "OTCBB"). However, there has been no active trading of our securities, and a public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable stockholders to sell their stock.

Our common stock is unlikely to be followed by any market analysts, and there may be few or no institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

We may become involved in securities class action litigation that could divert management's attention and harm its business.

The stock market in general has experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then it may become involved in this type of litigation which would be expensive and divert management's attention and resources from managing the business.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the price of our common stock.

At this time, no securities analyst provides research coverage of our common stock.  Further, securities analysts may never provide this coverage in the future.  Rules mandated by the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and other restrictions led to a number of fundamental changes in how analysts are reviewed and compensated.  In particular, many investment banking firms are required to contract with independent financial analysts for their stock research.  It may remain difficult for a company with a smaller market capitalization such as ours to attract independent financial analysts that will cover our common stock.  If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our actual and potential market price and trading volume.

The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover us and then downgrade our common stock, the stock price would likely decline rapidly.  If one or more of these analysts cease coverage of us, we could lose visibility in the market, which in turn could cause our stock price to decline.  This could have a negative effect on the market price of our shares.

Because Wildcat was acquired by means of a reverse acquisition, we may not be able to attract the attention of major brokerage firms.

Additional risks to our investors may exist since, prior to the Share Exchange, Varca was a publicly traded shell company and, as a result of the Share Exchange, acquired an operating business through a reverse acquisition. Security analysts of major brokerage firms may not provide coverage for us. In addition, because of past abuses and fraud concerns stemming primarily from a lack of public information about new public businesses, there are many people in the securities industry and business in general who view reverse acquisition transactions with public shell companies with suspicion. Without brokerage firm and analyst coverage, there may be fewer people aware of us and our business, resulting in fewer potential buyers of our securities, less liquidity and depressed stock prices for our investors.

Our common stock is a penny stock and is subject to rules which may limit a stockholder's ability to buy and sell our stock.

Our common stock is a penny stock. The SEC rule generally defines penny stock to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules may discourage investor interest in, and limit the marketability of, our common stock.

In addition to the penny stock rules promulgated by the SEC, the Financial Industry Regulatory Authority ("FINRA") has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

A significant number of shares will become eligible for future sale by our stockholders and the sale of those shares could adversely affect the stock price.

As of the closing of the Share Exchange, 5,600,000 shares of our common stock may be sold without restriction under the Securities Act.  Approximately 63,000,000 of our issued and outstanding shares of common stock are not eligible for resale under the Securities Act without restriction, for a period of at least one year following the filing of this Current Report on Form 8-K. If our stockholders whose shares become eligible for resale in a year do sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after the legal restrictions on resale discussed in this filing lapse, the trading price of our common stock could decline.

Directors, executive officers and  principal stockholders own a significant percentage of our capital stock, and they may make decisions that you do not consider to be in the best interests of our stockholders.

As of the closing of the Share Exchange, our directors, executive officers and principal stockholders beneficially owned, in the aggregate, approximately 64% of our outstanding voting securities. As a result, if some or all of them acted together, they would have the ability to exert substantial influence over the election of our Board and the outcome of issues requiring approval by our stockholders. This concentration of ownership also may have the effect of delaying or preventing a change in control of the Company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices.

Our stock price could decline as a result of our failure to meet reporting and other regulatory requirements.

Our new management team will now be responsible for our operations and reporting.  This will require outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a small public company also requires us to make forward-looking statements about future operating results and to provide some guidance to the public markets.  The new management has limited experience as a management team in a public company and as a result projections may not be made timely or set at expected performance levels and could materially affect the price of our shares.  Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC or any stock market upon which our stock is traded.

If we do not implement necessary internal control over financial reporting in an efficient and timely manner, or if we discover deficiencies and weaknesses in existing systems and controls, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our share price.

It may be difficult to design and implement effective internal control over financial reporting for combined operations as we integrate the business we acquired as a result of the Share Exchange, and perhaps other acquired businesses in the future. In addition, differences in existing controls of acquired businesses may result in weaknesses that require remediation when internal controls over financial reporting are combined.

If we fail to maintain an effective system of internal control, we may be unable to produce reliable financial reports or prevent fraud.  If we are unable to assert that our internal control over financial reporting is effective at any time in the future, or if our independent registered public accounting firm is unable to attest to the effectiveness of internal controls, is unable to deliver a report at all or can deliver only a qualified report, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our share price.

Our status as a public company may make it more difficult to attract and retain officers and directors.

Sarbanes-Oxley and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As an operating public company, we expect these new rules and regulations to increase our compliance costs in 2011 and beyond and to make certain activities more time-consuming and costly than if we were not an operating public company.  As an operating public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board or as executive officers.

Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

There have been changing laws, regulations and standards relating to corporate governance and public disclosure, including Sarbanes-Oxley and new regulations promulgated by the SEC.  These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Members of our Board and Chief Executive Officer and Chief Financial Officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified Board members and executive officers, which could harm our business. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, we could be subject to liability under applicable laws or our reputation may be harmed.

We do not intend to pay cash dividends.  Any return on investment may be limited to the value of our common stock, if any.

We have never declared or paid cash dividends on our capital stock. We currently expect to use available funds and any future earnings in developing, operating and expanding our business and do not anticipate paying any cash dividends in the foreseeable future.  In addition, the terms of any future debt or credit facility we may obtain may preclude us from paying any dividends. As a result, capital appreciation, if any, of our common stock will be a stockholder's only source of potential gain from our common stock for the foreseeable future.

Stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

If future operations or acquisitions are financed through issuing equity securities, stockholders could experience significant dilution.  In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We expect to issue additional equity securities pursuant to employee benefit plans. The issuance of shares of our common stock upon the exercise of options may result in dilution to our stockholders.

Varca's Articles of Incorporation grant our Board the power to designate and issue preferred stock and additional shares of common  stock.

Varca has authorized 25,000,000 shares of blank check preferred stock, none of which is currently outstanding. The Board, without any action by our stockholders, has the authority to issue preferred stock in one or more series and to fix the powers, preferences and rights of each series without stockholder approval. The rights attached to the preferred shares will have rights and preferences senior to the rights and preferences of our common stock, which could adversely affect the value of shares of our common stock.  Also, any issuances of shares of preferred stock will dilute the percentage of ownership interest of then-current holders of our common stock and may dilute our book value per share.

Varca's has authorized 100,000,000 shares of common stock, 68,815,114 of which are currently issued and outstanding. The Board, without any action by our stockholders, may issue an additional 31,184,886 shares as the Board deems appropriate. Any issuances of additional common stock will dilute the percentage of ownership interest of then-current holders of our common stock and may dilute our book value per share.

Provisions in the Nevada Revised Statutes ("NRS") and Varca's Articles of Incorporation may prevent takeover attempts that could be beneficial to our stockholders.

Provisions in the NRS may make it difficult and expensive for a third-party to pursue a takeover attempt we oppose even if a change in control of the Company would be beneficial to the interests of our stockholders. Any provision of Nevada law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their securities, and could also affect the price that some investors are willing to pay for our securities. As a Nevada corporation, we are subject to NRS 78.438 which generally prohibits us from engaging in mergers and other business combinations with stockholders that have beneficially owned 10% or more of our voting stock for less than three years, or with their affiliates, unless our directors or stockholders approve the business combination in the prescribed manner. Furthermore, the Board has the authority to issue up to 25,000,000 shares of preferred stock as it deems appropriate without stockholder approval. The ability to issue preferred stock could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of the Company.

ITEM 2.  FINANCIAL INFORMATION.

Management's Discussion and Analysis of Financial Condition and Results of Operations of Wildcat

The following discussion and analysis of financial condition and results of operations should be read in conjunction with Wildcat's consolidated financial statements and related notes included elsewhere in this Current Report on Form 8-K. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. See "Special Note Regarding Forward-Looking Statements." Wildcat's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in "Item 1A - Risk Factors" and elsewhere in this Current Report on Form 8-K.

Overview and Going Concern

Wildcat was incorporated in the State of Nevada on October 5, 2005 as a mining exploration stage company engaged in the acquisition and exploration of mineral properties. We currently own and lease several patented lode mining claims located in La Plata County, Colorado. The mining claims do not contain any known reserves. We have achieved no operating revenues to date.

We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposits exist on our property, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mining claims possess reserves. If our claims do not contain any reserves, all funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a reserve.

In the course of our exploration activities, we have sustained losses and expect such losses to continue unless and until we can achieve net operating revenues.  We expect to finance our operations primarily through our existing cash and future financings. However, substantial doubt exists about our ability to continue as a going concern because we will be required to obtain additional capital in the future to continue our operations and there is no assurance that we will be able to obtain such capital, through equity or debt financings, or any combination thereof, or on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our ultimate capital needs and to support our growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted.  Our ability to complete additional financings is dependent on the state of the debt and equity markets at the time of any proposed financing, and such market's reception of us and the financing terms. In addition, our ability to complete a financing may be dependent on the status of our business activities, which cannot be predicted.

Our audited and unaudited financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which implies we will continue to meet our obligations and continue our operations for the next twelve months. Realization values may be substantially different from carrying values as shown, and our consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded asset amounts or the amount and classification of liabilities that might be necessary if we are unable to continue as a going concern.

Results of Operations

Fiscal Years Ended February 28, 2011 and 2010

Revenues

We are in an exploration stage and have had no revenues since our inception.

Exploration Expenses

Exploration expenses increased $112,081 or 18%, to $731,104 for the fiscal year ended February 28, 2011, as compared to $619,023 for the fiscal year ended February 28, 2010. This overall increase was primarily the result of increased expenditures for permitting fees, consultants and professional services for the permitting process.

Permitting fees and expenses were $554,907 for the fiscal year ended February 28, 2011, as compared to $134,652 for the fiscal year ended February 28, 2010.  This increase was attributable to increased engineering, consulting and professional fees expended for the permitting process.

General and Administrative Expenses

General and administrative expenses increased $324,186, or 110%, to $619,671 for the fiscal year ended February 28, 2011, as compared to $295,485 for the fiscal year ended February 28, 2010. This overall increase was primarily the result of increased consulting fees, accounting and legal fees and other general and administrative costs as discussed in the following paragraphs.

Stock based compensation costs were $32,145 for the fiscal year ended February 28, 2011, as compared to $0 for the fiscal year ended February 28, 2010. This increase was attributable to 4,400,000 shares of common stock issued to consultants.

Accounting and legal fees increased $309,715, or 248%, to $434,411 for the fiscal year ended February 28, 2011, as compared to $124,696 for the fiscal year ended February 28, 2010. Consulting fees were $40,029 for the fiscal year ended February 28, 2011, as compared to $20,575 for the fiscal year ended February 28, 2010.

Salaries and payroll costs were $42,938 for the fiscal year ended February 28, 2011, as compared to $15,179 for the fiscal year ended February 28, 2010 primarily due to the hiring of new employees related to company operations and support of the permitting process.

Impairment Expense

Impairment expense was $0 and $25,129 for the fiscal year ended February 28, 2011 and February 28, 2010, respectively. This expense in the year ending February 28, 2010 was a result of impairment of property, plant and equipment.

Interest Income and Expense

For the fiscal year ended February 28, 2011 and the fiscal year ended February 28, 2010, Wildcat recognized interest income of $1,760 and $1,340, respectively. For the fiscal year ended February 28, 2011 and the fiscal year ended February 28, 2010, Wildcat recognized interest expense of $102,114 and $3,755, respectively. The increase in expense for the fiscal year ending February 28, 2011 was due to our issuance of interest bearing convertible notes.

Net Loss

Our net losses for the fiscal years ended February 28, 2011 and February 28, 2010 were $1,463,440 and $969,150, respectively. The increase in net loss is attributable to the increases in expenses discussed above.

Three Months Ended August 31, 2011 Compared to Three Months Ended August 31, 2010

Revenues

We are in an exploration stage and have had no revenues since our inception.

Expenses

Total operating expenses decreased $187,550, or approximately 38% to $301,038 for the three months ended August 31, 2011 as compared to $488,588 the three months ended August 31, 2011. This decrease was primarily due to a decrease of $185,090 in exploration expenses related to the permitting process.

Net Loss

Our net losses for the three month ended August 31, 2011 and 2010 were $348,226 and $509,075, respectively.  The decrease in net loss was due primarily to the decrease in exploration expenses related to the permitting process.

Six Months Ended August 31, 2011 Compared to Six Months Ended August 31, 2010

Revenues

We are in an exploration stage and have had no revenues since our inception.

Expenses

Total operating expenses decreased $300,873, or 34% to $588,436 for the six months ended August 31, 2011 as compared to $889,309 for the six months ended August 31, 2010.  This decrease was primarily due to a decrease of $359,277 in exploration expenses related to the permitting process.

Net Loss

Our net losses for the six month ended August 31, 2011 and 2010 were $673,644 and $914,573, respectively.  The decrease in net loss was due primarily to the decrease in exploration expense related to the permitting process.

Liquidity and Capital Resources

At February 28, 2011 and February 28, 2010, our cash and cash equivalent balance was $5,037 and $1,171, respectively. At August 31, 2011 and August 31, 2010, our cash and cash equivalent balance was $68,336 and $3,266, respectively.

In November 2009, we issued an officer a secured convertible note totaling $100,000.

In May 2010, we issued another secured convertible note totaling $100,000 to the same officer.

During the year ended February 28, 2011, we issued a series of secured convertible notes totaling $340,000 to certain officers, directors and affiliates (the "2011 Notes").

In October and November 2010, we issued a series of convertible promissory notes totaling $200,000 to certain officers and directors.

In January 2011, we issued a series of convertible promissory notes totaling $25,000 to certain officers and directors. In February 2011, these notes, together with accrued interest of $211, were converted into 1,756,635 shares of our common stock, or a conversion rate of $0.01424 per share.

In March 2011, we issued a series of convertible promissory notes totaling $32,500 to certain officers and directors. The notes, along with accrued interest were converted to 2,452,827 shares of stock at the end of March, 2011.

On May 3, 2011, we issued a convertible promissory note totaling $60,000 to a director.

During the year ended February 28, 2011, we issued a total of $185,000 of secured convertible promissory notes (the "June Notes") to six investors. The June Notes are secured by all of our assets and accrue interest at 12% per annum.

In May 2011, we issued a total of $300,000 of secured convertible promissory notes to three investors under the terms of our $1,250,000 private debt offering memorandum, dated February 11, 2011.

During the fiscal year ended February 28, 2011, we assumed a $425,000 promissory note of a director and officer in connection with the assignment by that director and officer of certain mineral rights and claims to us. The mineral rights and claims secure the promissory note. We also issued a $25,000 secured convertible promissory note to the lender, Old Idaho Properties, LLC, and that accrues interest at 12% per annum.

In March 2011, we issued a series of five subordinated promissory notes totaling $160,000 to three individuals. The debt accrues interest at 12% per annum and is due and payable on November 30, 2011. The loans are secured by a Deed of Trust on the Idaho Property. The lien is second to that Deed of Trust dated November 29, 2006 in favor of the Old Idaho Properties, LLC.

In October 2011, we raised $750,000 in a private placement and subsequently issued 2,500,002 shares of common stock. The proceeds from the private placement will be used to pay vendors and costs related to the preliminary construction and reclamation activities required to resolve the conditions for approval of the Mining Permit imposed by CDRMS.

We are an exploration stage company with no revenues or operating activities. As of August 31, 2011, we have incurred cumulative net losses of $4,389,019 and our current operating funds are less than necessary to complete our intended exploration program on the Properties; as of the date of this Current Report on Form 8-K, we had cash in the amount of approximately $652,325. We will need additional funds to complete our business plan; without it our business will likely fail. Our ability to raise additional capital through the future issuances of common stock is unknown. The acquisition of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations, are necessary for us to continue operations. The uncertainty about our ability to successfully resolve these factors raises substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our most significant judgments and estimates used in preparation of our financial statements.

Mineral Exploration and Development Costs

All exploration expenditures are expensed as incurred. Costs of acquisition and costs of mineral rights are capitalized upon acquisition. If proven and probable reserves exist and the property is determined to be a commercially mineable property, mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of production are also capitalized. Costs incurred once production starts or to maintain assets on a standby basis are charged to operations. If we do not continue with exploration after the completion of the feasibility study, the cost of mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs, including related property and equipment costs. To determine if these costs are in  excess of their recoverable amount, periodic evaluation of the carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with ASC 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

Income Taxes

We account for income taxes using the liability method whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize the tax assets through future operations.

Stock-Based Compensation

We account for the grant of options to employees and the grant of shares to non-employees pursuant to the provisions of FASB ASC 718, Compensation - Stock Compensation, which establishes accounting for equity instruments exchanged for services.

Recent Accounting Pronouncements

In August 2009, the FASB issued Accounting Standards Update ("ASU") No. 2009-05, "Measuring Liabilities at Fair Value." ASU 2009-05 provides guidance on measuring the fair value of liabilities and is effective for the first interim or annual reporting period beginning after its issuance. Our adoption of ASU 2009-05 did not have an effect on our disclosure of the fair value of our liabilities.

In January 2010, the FASB issued ASU 2010-06, "Fair Value Measurements and Disclosures (Topic 820)-Improving Disclosures about Fair Value Measurements." This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10.

The FASB's objective is to improve these disclosures and thus, increase transparency in financial reporting. The ASU is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early application is permitted. The adoption of this accounting standard update did not have a material impact on our consolidated financial statements.

In December 2010, the FASB issued ASU 2010-29, "Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations." ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

Other than as indicated in the aforementioned pronouncements, recently issued standards are not expected to have, or did not have upon adoption, a material impact on our financial positions or results of operations.

ITEM 3. PROPERTIES.

We entered into a lease with JJR Ringling Enterprises, LLC as of October 7, 2011 for 550 sq ft of office space located at 1630 Ringling Blvd, Sarasota, FL 34236.  The lease is for a term of six months, and monthly rent for this space is $1,000. We consider our current office space arrangement adequate and will reassess our needs based upon the future growth of the Company.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Prior to the date of completion of the Share Exchange, Mr. Lila was Varca's President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director and Secretary. He resigned from all officer positions and as a director effective as of October 7, 2011. Information regarding Mr. Lila's beneficial ownership of our securities can be found in our Periodic Report on Form 10-K, filed April 27, 2011, which is incorporated herein by reference.

The following tables set forth information with respect to the beneficial ownership of our outstanding common stock as of October 31, 2011, following completion of the Share Exchange, by (1) each director, (2) each named executive officer identified in the Summary Compensation Table below, (3) all of our director and executive officers as a group, and (4) each stockholder identified as beneficially owning greater than 5% of our outstanding shares of common stock.  Beneficial ownership means sole or shared voting power or investment power with respect to a security.  We have been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.  To our knowledge, none of the shares reported below are pledged as security.

The percentage of outstanding common shares has been calculated based upon 68,815,114 shares of common stock outstanding on October 31, 2011. There are no options, warrants and/or other convertible or exercisable securities outstanding as of October 31, 2011. Unless otherwise indicated, the address of each of the individuals and entity listed below is c/o Varca Ventures, Inc., 1630 Ringling Blvd, Sarasota, FL 34236.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

Roger Tichenor (1)(2)	10,219,706	14.84
Randall Oser (1)	2,626,335	3.82
Paul Serluco (1)	0	0.00
James Cerna (1)(3)	4,766,625	6.92
James Clements (1)	12,330,740	17.92
Siesta Wildcat Mining, LLC (4)	7,288,234	10.59
On Purpose Wildcat Mining, LLC (4)	6,623,043	9.62

All directors and executive officers as a group (5 persons)	25,234,299	36.66

(1)  These are the directors and officers of the Company.

(2) Includes 250,000 shares of common stock held by Mr. Tichenor and his wife as joint tenancy with right of survivorship, which Mr. Tichenor may be deemed to share voting and investment power with respect to these shares.  Includes 5,260,599 shares of common stock held by RAT Investment Holdings, LP, of which Mr. Tichenor is the sole member and manager and has sole voting and investment power with respect to these shares.  Includes 4,709,107 shares of common stock held by Phoenix Capital Opportunity Fund, LP, of which Mr. Tichenor is a managing director may be deemed to share voting and investment power with respect to these shares. Mr. Tichenor disclaims beneficial ownership of all shares held by Phoenix Capital Opportunity Fund, LP except to the extent of his pecuniary interest therein.

(3) Includes 3,298,815 shares of common stock held by The James J. Cerna Jr. Rev Trust U/A/D 2/12/2000, of which Mr. Cerna is the trustee and has sole voting and investment power with respect to these shares. Mr. Cerna disclaims beneficial ownership of all shares held by The James J. Cerna Jr. Rev Trust U/A/D 2/12/2000 except to the extent of his pecuniary interest therein.

(4) The address for both Siesta Wildcat Mining and On Purpose Wildcat Mining is 2445 Breakwater Circle, Sarasota, FL 34231.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

Prior to the date of completion of the Share Exchange, Mr. Lila was Varca's President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director and Secretary. He resigned from all officer positions and as a director effective as of October 7, 2011. Biographical information regarding Mr. Lila can be found in our Periodic Report on Form 10-K, filed April 27, 2011, which is incorporated herein by reference.

The following table sets forth certain information regarding our directors and executive officers following completion of the Share Exchange.

Name	Age	Position

Roger Tichenor	48	Chief Executive Officer, Director
Randall Oser	40	President, Director
Paul Serluco	56	Chief Financial Officer
James Cerna	42	Director
James Clements	53	Director

Roger Tichenor was appointed Chief Executive Officer and a director of Varca in connection with the Share Exchange; and has served as a Wildcat director since November 2010, its Chief Executive Officer since May 2011 and its President from November 2010 to May 2011. Since 2004, he has been the Managing Director of Phoenix Capital Opportunity fund, LP, a private equity fund. From 1994 to 2004, Mr. Tichenor was the president of Phoenix Capital Inc., a firm that consulted with public and private companies.

Randall Oser was appointed President and a director of Varca in connection with the Share Exchange; and has served as a Wildcat director and its President since May 2011. From 2006 to 2011, Mr. Oser managed his family's assets and investments with Great Point Capital. From 2003 to 2006, Mr. Oser was the President of CUZ Developers, a residential home construction company in New York. From 1999 to 2003, Mr. Oser co-founded and operated TRK Group, a proprietary trading business, that was sold to E*trade in 2003. Mr. Oser's first job after college was field manager on soil and ground water remediation projects for three years for Subsurface Investigations. Mr. Oser received a Bachelor of Science degree in Geology, with a minor in Environmental Science, in 1993 from Lafayette College.

Paul Serluco was appointed the Chief Financial Officer of Varca and Wildcat in connection with the Share Exchange. Prior to joining us, Mr. Serluco was the Chief Financial Officer of Renewable Energy Solutions from 2008 to 2011. In 2000, Mr. Serluco founded Mediawise Communications and served as its Vice President of Finance until 2008. Prior to Mediawise he was a Business Director with the Boeing Company.  Mr. Serluco received a Bachelor of Arts degree in Economics and Finance in 1980 from Temple University, and a Master of Arts degree from Temple University in 1981.

James Cerna was appointed a director of Varca in connection with the Share Exchange; and has served as a director of Wildcat since May 2010 and its Chief Financial Officer from May 2010 to September 2011. Mr. Cerna was appointed to his position as a Director of Mesa Energy on December 2009.  From 2006 to 2009, Mr. Cerna served as Chairman of the Board and CEO of Lucas Energy, Inc. (NYSE, Amex: LEI). From 2004 to 2006 Mr. Cerna was President of the privately held Lucas Energy Resources. From 2001 to 2004, Mr. Cerna was the Chief Oil and Gas Analyst and CFO of Petroleum Partners LLC. Mr. Cerna was the founder and CEO of NetCurrents, Inc., (NASDAQ: NTCS), an organization that focuses on Internet information monitoring and analysis. Prior to NetCurrents, he was the manager of the GT Global/AIM Funds performance analysis group in San Francisco.

James M. Clements was appointed a director of Varca in connection with the Share Exchange; and has served as a director of Wildcat since he founded it in 2006 and its President from 2006 to November 2010.  Prior to founding Wildcat in 2006, Mr Clements operated an independent corporate finance consulting business providing services to companies in a broad range of industries. Mr. Clements graduated from San Diego State with a B. S. in Financial Services.

Board Composition

Our Bylaws provide that the Board shall consist of at least one member and not more than nine members, as determined by our Board from time to time. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation, removal from office, or death.

Arrangements of Certain Directors and Executive Officers

We are not aware of any arrangements or understandings between certain directors and other persons, pursuant to which such directors were selected as a director.  We are not aware of any arrangements or understandings between certain executive officers and other persons, pursuant to which they were selected as an executive officer.

Relationships among Directors and Executive Officers

There are no family relationships between or among our executive officers and directors.

ITEM 6.  EXECUTIVE COMPENSATION.

Compensation Prior to the Share Exchange

No compensation has been awarded to, earned by or paid to any executive officer of Wildcat, including its principal executive officer, during the fiscal years ended February 28, 2011 and February 28, 2010. No compensation has been awarded to, earned by or paid to any executive officer of Varca, including its principal executive officer, from the date of its incorporation on January 19, 2010 to the closing date of the Share Exchange.

On May 1, 2011, Wildcat entered into an employment agreement with each of the following executive officers of Wildcat: (1) Roger Tichenor, as its Chief Executive Officer; (2) Randall Oser, as its President; and (3) James Cerna, as its Chief Financial Officer and Treasurer. Pursuant to the employment agreements, each executive officer is entitled to $7,500 per month in compensation, which accrued and is not payable until such time as Wildcat is in production and profitable based upon its most recent month end unaudited income statement. The May employment agreements with Mr. Tichenor and Mr. Oser were terminated and replaced by the employment agreements we entered into with each person as of October 7, 2011. Mr. Cerna resigned as Wildcat's Chief Financial Officer and Treasurer effective September 22, 2011. As of the date of this Current Report on Form 8-K, Mr. Tichenor, Mr. Oser and Mr. Cerna have each accrued compensation in the amount of $45,000, which is not payable until such time as Wildcat is in production and profitable based upon its most recent month end unaudited income statement.

Compensation After the Share Exchange

Commencing October 7, 2011, the closing date of the Share Exchange, the annual compensation for our principal executive officer, Roger Tichenor, is $90,000, which accrues and is not payable until such time as we are in production and profitable based upon our most recent month end unaudited income statement. No other executive officer has an arrangement to receive more than $100,000 in total annual compensation for services rendered in all capacities to the Company.

Outstanding Equity Awards at 2011 Fiscal Year-End

We do not currently have a stock option plan nor any long-term incentive plan that provides compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to any executive officer or director prior to or on February 28, 2011.

Director Compensation

We do not currently have an established policy to provide compensation to members of our Board for their services in that capacity, although we may choose to adopt a policy in the future.

Employment Agreements

We have entered into an employment agreement with each of the following executive officers of the Company: (1) Roger Tichenor, as our Chief Executive Officer; (2) Randall Oser, as our President; and (3) Paul Serluco, as our Chief Financial Officer and Treasurer.

Mr. Tichenor's and Mr. Oser's employment agreements are for a term commencing on October 7, 2011 and expiring on October 31, 2013, unless earlier terminated in accordance with its terms. Mr. Serluco's employment agreement is for a term commencing on October 7, 2011 and expiring on March 31, 2012, unless earlier terminated in accordance with its terms.

Under their employment agreements, Mr. Tichenor and Mr. Oser are entitled to annual salaries of $90,000, which accrue until such time as the Company is in production and profitable based on its most recent month end unaudited income statement.  If the Company is not in production and profitable as described above on or before March 31, 2013, or the term of employment is terminated for any reason prior to the expiration date, the executive has the option by giving written notice to us to either: (a) take a promissory note from us in the principal amount of the accrued base salary as of the date we receive the notice, subject to applicable withholding and other taxes, with interest accruing on the outstanding principal amount of the note at the rate of 10% per annum; or (b) receive shares of our unregistered common stock equal to the accrued base salary as of the date we receive the notice, subject to applicable withholding and other taxes, divided by the closing sales price of our common stock on the date we receive the notice. Mr. Serluco is entitled to an annual salary of $60,000, in each case subject to review and potential increase by our Board annually.

Under the employment agreements, if the executive's employment is terminated by us without cause, or by the executive for good reason, the executive would be entitled to continue to receive his base salary and benefits through the date of termination specified in the termination notice, as well as a lump sum payment equal to three months of the executive's base salary for Mr. Serluco and three times the amount of any accrued base salary for Mr. Tichenor and Mr. Oser.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Prior to the date of completion of the Share Exchange, Mr. Lila was Varca's President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director and Secretary. He resigned from all officer positions and as a director effective as of October 7, 2011. Information with respect to certain relationships and related transactions of Mr. Lila can be found in our Periodic Report on Form 10-K, filed April 27, 2011, which is incorporated herein by reference.

Transactions with Related Persons

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the fiscal year ended February 28, 2011, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

Director Independence

As of the closing date of the Share Exchange there are four members serving on the Board, none of whom are independent. We are not a listed issuer whose securities are listed on a national securities exchange, or an inter-dealer quotation system which has requirements that a majority of the Board be independent. We evaluate independence pursuant to the standards for director independence adopted by NASDAQ. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is, or at any time during the past three years was, employed by the company as an executive officer or otherwise.

ITEM 8.  LEGAL PROCEEDINGS.

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions required to be disclosed by Item 103 of Regulation S-K.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock is not listed on any stock exchange.  Although our common stock is listed on the OTCBB under the symbol "VCRV," there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTCBB during the last two fiscal years.  There is not currently a price quotation for shares of our common stock on the OTCBB.

Holders

As of the close of business on October 31, 2011, as a result of the completion of the Share Exchange, there were approximately 41 holders of record of our common stock. Empire Stock Transfer Co., Inc., of 2470 St. Rose Parkway, Henderson, NV 89074 is our stock transfer agent. They can be contacted by telephone at (702) 818-5898 and by facsimile at (702) 974-1444.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

The disclosure set forth under Item 3.02 to this Current Report on Form 8-K is incorporated herein by reference.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Holders of common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our Articles of Incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders. Our stockholders may act by written consent.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. Our stockholders are entitled to receive such dividends, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefore.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

The Board is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 25,000,000 shares of preferred stock, in one or more series, each such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences, privileges and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be determined by the Board. The rights for the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada Law

Section 78.7502 of the NRS permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (1) is not liable pursuant to NRS Section 78.138, or (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (1) is not liable pursuant to NRS Section 78.138; or (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the NRS allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to NRS Section 78.752 may include the following: (1) the creation of a trust fund; (2) the establishment of a program of self-insurance; (3) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and (4) the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to NRS Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS Section 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(1)	by the stockholders;
(2)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(3)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or
(4)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The disclosure set forth under Item 9.01(a) and (b) to this Current Report on Form 8-K is incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

The disclosure set forth under Item 4.01 to this Current Report on Form 8-K is incorporated herein by reference.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

The disclosure set forth under Item 9.01 to this Current Report on Form 8-K is incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

As a result of the Share Exchange, on October 7, 2011, Varca acquired 100% of the issued and outstanding equity interests of Wildcat in exchange for 63,215,114 shares of Varca's common stock.  The common stock issued to the Wildcat stockholders was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to an "accredited investor" within the meaning of Rule 501 of Regulation D. The recipients of our securities took them for investment purposes without a view to distribution. Furthermore, they had access to information concerning the Company and our business prospects; there was no general solicitation or advertising for the purchase of the securities; and the securities are restricted pursuant to Rule 144.

ITEM 4.01.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

(a) Previous Independent Accountants

On October 25, 2011, the Board approved the dismissal of LBB & Associates Ltd., LLP ("LBB") as Varca's independent registered public accounting firm, effective as of October 25, 2011. The audit report of LBB on Varca's balance sheets as of March 31, 2011 and 2010 and the related statements of operations, shareholders' equity and cash flows for the years then ended ("Audit Period") did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph stating that "as discussed in Note 1 to the financial statements, the Company has suffered losses from operations which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that may result from the outcome of this uncertainty."

Varca's annual report for the Audit Period did not include an attestation report of LBB regarding internal control over financial reporting. Management's report was not subject to attestation by LBB pursuant to rules of the SEC that permitted Varca to provide only management's report in the annual reports. Therefore, LBB was not engaged to examine management's assertion about the effectiveness of Varca's internal control over financial reporting at March 31, 2011 and 2010 included in Item 9A(T) of Varca's annual report on Form 10-K.

During the Audit Period and subsequent interim period through October 25, 2011, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with LBB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LBB, would have caused LBB to make reference to the subject matter of the disagreements in its report. During the Audit Period and the subsequent interim period through October 25, 2011, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Varca has provided LBB with a copy of this report, and has requested that LBB furnish Varca with a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of LBB’s letter dated October 31, 2011 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New Independent Accountants

On October 25, 2011, the Board approved the engagement of GBH CPAs, PC ("GBH") as the Company’s new independent registered public accounting firm, effective as of October 25, 2011. GBH will audit the Company's consolidated financial statements for the year ending February 28, 2012, and will conduct review engagements on the Company's quarterly financial statements on an ongoing basis thereafter. During the Audit Period and the subsequent interim period through October 25, 2011, neither Varca nor anyone on its behalf consulted with GBH with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Varca’s consolidated financial statements, and neither a written report was provided to Varca nor oral advice was provided that GBH concluded was an important factor considered by Varca in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT.

The disclosure set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. Other than the transactions and agreements disclosed in this Current Report on Form 8-K, we know of no other arrangements, which may result in a change in control.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The disclosure set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

ITEM 5.03.  AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the closing of the Share Exchange, on October 25, 2011, we decided to changed our fiscal year end from March 31 to February 28. The Share Exchange is deemed to be a reverse merger for accounting purposes, with Wildcat the acquirer operating entity. Starting with the periodic report for the quarter in which the Share Exchange was completed, we will file annual and quarterly reports based on the February 28 fiscal year end of Wildcat.

ITEM 5.06.  CHANGE IN SHELL COMPANY STATUS.

The disclosure set forth under Item 2.01 to this Current Report on Form 8-K is incorporated by reference into this Item 5.06. As a result of completion of the Share Exchange, we believe we are no longer a shell company, as that term is defined in Rule 12(b)-2 of the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

Wildcat's audited financial statements as of and for the fiscal years ended February 28, 2011 and February 28, 2010 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Wildcat's unaudited financial statements as of and for the three and six months ended August 31, 2011 and 2010 are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information concerning the acquisition of the business operation by Varca is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

(c) Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits

The exhibits listed in the following Exhibit Table are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Share Exchange Agreement, by and between Varca Ventures, Inc., Wildcat Mining Corporation and the stockholders of Wildcat Mining Corporation, dated October 7, 2011

2.2	Plan of Share Exchange by and among Varca Ventures, Inc. and Wildcat Mining Corporation, dated October 7, 2011

3.1	Articles of Incorporation of Varca Ventures, Inc. (Incorporated herein by reference to Varca Ventures' Registration Statement on Form S-1 filed with the SEC on May 5, 2010)

3.2	Bylaws of Varca Ventures, Inc. (Incorporated herein by reference to Varca Ventures' Registration Statement on Form S-1 filed with the SEC on May 5, 2010)

3.3	Articles of Exchange, filed with the Secretary of State of the State of Nevada on October 7, 2011

10.1	Employment Agreement with Roger Tichenor, dated October 7, 2011

10.2	Employment Agreement with Randall Oser, dated October 7, 2011

10.3	Employment Agreement with Paul Serluco, dated October 7, 2011

10.4	Consulting Services Agreement by and between Wildcat Mining Corporation, Greenberg Traurig, LLP and CLC Associated, Inc., dated April 14, 2011

10.5	Consulting Services Agreement by and between Wildcat Mining Corporation, Greenberg Traurig, LLP and EnviroGroup Limited, dated August 2, 2011

10.6	Consulting Services Agreement between Wildcat Mining Corporation and EIS Solutions, Inc., dated November 10, 2010

10.7	Consulting Services Agreement by and between Wildcat Mining Corporation, Greenberg Traurig, LLP and Geosyntec Consultants, Inc., dated March 23, 2011

10.8	Independent Contractor Services Agreement between Wildcat Mining Corporation and George Robinson, dated November 24, 2010

10.9	Sale and Purchase Agreement between Wildcat Mining Corporation and James M. Clements dated, February 8, 2011

10.10	Mining Deed granted by James M. Clements to Wildcat Mining Corporation, dated February 8, 2011

10.11	Recreation Easement granted by Wildcat Mining Corporation to Aaron & Sharon Taylor, dated February 21, 2011

10.12	Perpetual Non-Participating Production Royalty Deed granted by Wildcat Mining Corporation to Aaron & Sharon Taylor, dated February 21, 2011

10.13	Promissory Note assumed by Wildcat Mining Corporation and payable to Old Idaho Properties, LLC, dated November 27, 2006

10.14	Deed of Trust assumed by Wildcat Mining Corporation for the benefit of Old Idaho Properties, LLC, dated November 27, 2006

10.15	Modification of Promissory Note and Deed of Trust executed by Wildcat Mining Corporation and Old Idaho Properties, LLC, effective as of February 24, 2010

10.16	Mining Lease between Wildcat Mining Corporation and Fairview Land Corp., dated June 1, 2006

10.17	Amendment and Ratification of Mining Lease between Wildcat Mining Corporation and Fairview Land Corp., dated June 1, 2006

10.18	Loan Agreement for Subordinated Secured Promissory Notes of Wildcat Mining Corporation, dated March 21, 2011

10.19	First Amendment to Loan Agreement for Subordinated Secured Promissory Notes of Wildcat Mining Corporation, dated May 24, 2011

10.20	Form of Subordinated Secured Promissory Note of Wildcat Mining Corporation

10.21	Deed of Trust executed by Wildcat Mining Corporation for the benefit of the holders of Wildcat Mining Corporation's Subordinated Secured Promissory Notes, dated March 21, 2011

10.22	Office Lease Agreement with JJR Ringling Enterprises, LLC, dated October 7, 2011

10.23	Stockpile Royalty Agreement by and among Wildcat Mining Corporation and the investors party thereto, dated October 7, 2011

10.24	Declaration of Trust for the benefit of Varca Ventures, Inc., dated February 10, 2010 (Incorporated herein by reference to Varca Ventures' Registration Statement on Form S-1 filed with the SEC on May 5, 2010)

16.1	Letter dated October 31, 2011 from LBB & Associates Ltd., LLP to the SEC

17.1	Resignation Letter from Nadeem Lila, dated October 7, 2011

21.1	Subsidiaries of registrant

99.1	Consolidated Financial Statements of Wildcat Mining Corporation for the Fiscal Year Ended February 28, 2011 and 2010

99.2	Consolidated Financial Statements of Wildcat Mining Corporation for the Three and Six Months Ended August 31, 2011 and 2010

99.3	Pro Forma Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARCA VENTURES, INC.
Date: November 2, 2011

	By:	/s/ Roger Tichenor
Name: Roger Tichenor
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Exchange Agreement, by and between Varca Ventures, Inc., Wildcat Mining Corporation and the stockholders of Wildcat Mining Corporation, dated October 7, 2011

2.2	Plan of Share Exchange by and among Varca Ventures, Inc. and Wildcat Mining Corporation, dated October 7, 2011

3.1	Articles of Incorporation of Varca Ventures, Inc. (Incorporated herein by reference to Varca Ventures' Registration Statement on Form S-1 filed with the SEC on May 5, 2010)

3.2	Bylaws of Varca Ventures, Inc. (Incorporated herein by reference to Varca Ventures' Registration Statement on Form S-1 filed with the SEC on May 5, 2010)

3.3	Articles of Exchange, filed with the Secretary of State of the State of Nevada on October 7, 2011

10.1	Employment Agreement with Roger Tichenor, dated October 7, 2011

10.2	Employment Agreement with Randall Oser, dated October 7, 2011

10.3	Employment Agreement with Paul Serluco, dated October 7, 2011

10.4	Consulting Services Agreement by and between Wildcat Mining Corporation, Greenberg Traurig, LLP and CLC Associated, Inc., dated April 14, 2011

10.5	Consulting Services Agreement by and between Wildcat Mining Corporation, Greenberg Traurig, LLP and EnviroGroup Limited, dated August 2, 2011

10.6	Consulting Services Agreement between Wildcat Mining Corporation and EIS Solutions, Inc., dated November 10, 2010

10.7	Consulting Services Agreement by and between Wildcat Mining Corporation, Greenberg Traurig, LLP and Geosyntec Consultants, Inc., dated March 23, 2011

10.8	Independent Contractor Services Agreement between Wildcat Mining Corporation and George Robinson, dated November 24, 2010

10.9	Sale and Purchase Agreement between Wildcat Mining Corporation and James M. Clements dated, February 8, 2011

10.10	Mining Deed granted by James M. Clements to Wildcat Mining Corporation, dated February 8, 2011

10.11	Recreation Easement granted by Wildcat Mining Corporation to Aaron & Sharon Taylor, dated February 21, 2011

10.12	Perpetual Non-Participating Production Royalty Deed granted by Wildcat Mining Corporation to Aaron & Sharon Taylor, dated February 21, 2011

10.13	Promissory Note assumed by Wildcat Mining Corporation and payable to Old Idaho Properties, LLC, dated November 27, 2006

10.14	Deed of Trust assumed by Wildcat Mining Corporation for the benefit of Old Idaho Properties, LLC, dated November 27, 2006

10.15	Modification of Promissory Note and Deed of Trust executed by Wildcat Mining Corporation and Old Idaho Properties, LLC, effective as of February 24, 2010

10.16	Mining Lease between Wildcat Mining Corporation and Fairview Land Corp., dated June 1, 2006

10.17	Amendment and Ratification of Mining Lease between Wildcat Mining Corporation and Fairview Land Corp., dated June 1, 2006

10.18	Loan Agreement for Subordinated Secured Promissory Notes of Wildcat Mining Corporation, dated March 21, 2011

10.19	First Amendment to Loan Agreement for Subordinated Secured Promissory Notes of Wildcat Mining Corporation, dated May 24, 2011

10.20	Form of Subordinated Secured Promissory Note of Wildcat Mining Corporation

10.21	Deed of Trust executed by Wildcat Mining Corporation for the benefit of the holders of Wildcat Mining Corporation's Subordinated Secured Promissory Notes, dated March 21, 2011

10.22	Office Lease Agreement with JJR Ringling Enterprises, LLC, dated October 7, 2011

10.23	Stockpile Royalty Agreement by and among Wildcat Mining Corporation and the investors party thereto, dated October 7, 2011

10.24	Declaration of Trust for the benefit of Varca Ventures, Inc., dated February 10, 2010 (Incorporated herein by reference to Varca Ventures' Registration Statement on Form S-1 filed with the SEC on May 5, 2010)

16.1	Letter dated October 31, 2011 from LBB & Associates Ltd., LLP to the SEC

17.1	Resignation Letter from Nadeem Lila, dated October 7, 2011

21.1	Subsidiaries of registrant

99.1	Consolidated Financial Statements of Wildcat Mining Corporation for the Fiscal Year Ended February 28, 2011 and 2010

99.2	Consolidated Financial Statements of Wildcat Mining Corporation for the Three and Six Months Ended August 31, 2011 and 2010

99.3	Pro Forma Financial Statements